UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2021

HARROW HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35814	45-0567010
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

102 Woodmont Blvd., Suite 610
Nashville, Tennessee	37205
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 733-4730

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name on exchange on which registered
Common Stock, $0.001 par value per share	HROW	The Nasdaq Global Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Act of 1934: Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On April 8, 2021, Harrow Health, Inc., a Delaware corporation (“Harrow”), entered into an underwriting agreement (the “Underwriting Agreement”) with Eton Pharmaceuticals, Inc. (“Eton”) and National Securities Corporation (the “Underwriter”), in connection with a public offering (the “Offering”) of 1,320,000 shares (the “Firm Shares”) of Eton’s common stock, par value $0.001 per share (the “Common Stock”), by Harrow as selling stockholder, at a public offering price of $7.00 per share. Under the terms of the Underwriting Agreement, Harrow granted the Underwriter an option, exercisable for 45 days, to purchase up to an additional 198,000 shares of the Common Stock at the public offering price less underwriting discounts and commissions (the “Additional Shares,” and together with the Firm Shares, the “Shares”).

The gross proceeds to Harrow from the Offering are approximately $9.24 million, or approximately $10.63 million if the Underwriter exercises in full its over-allotment option, before deducting underwriting discounts and commissions and other offering expenses. Eton will not receive any proceeds from the sale of the Shares. National Securities Corporation is acting as the sole book-running manager of the Offering.

The Offering was made pursuant to Eton’s effective shelf registration statement on Form S-3 (SEC File No. 333-240252) and the related base prospectus included therein dated August 25, 2020, as supplemented by the prospectus supplement dated April 8, 2021 which prospectus supplement will be filed with the Securities and Exchange Commission (the “SEC”) prior to the closing of the transaction contemplated by the Underwriting Agreement.

The Underwriting Agreement contains customary representations and warranties, agreements and obligations, conditions to closing and termination provisions. Harrow has agreed, for a period of 180 days following entry into the Underwriting Agreement, not to conduct any further sales of shares of Common Stock of Eton or otherwise dispose of, directly or indirectly, any Common Stock of Eton (or any securities convertible into, or exercisable or exchangeable for, the Common Stock of Eton), without the prior written consent of the Underwriter.

The foregoing description of the terms of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such document, which is filed herewith as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference.

The Offering is expected to close on April 12, 2021, subject to the satisfaction of customary closing conditions.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

1.1	Underwriting Agreement, dated as of April 8, 2021, by and among Harrow Health, Inc., Eton Pharmaceuticals, Inc. and National Securities Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARROW HEALTH, INC.

Dated: April 8, 2021	By:	/s/ Andrew R. Boll
Andrew R. Boll
Chief Financial Officer and Secretary